EXHIBIT 5

                           WEIL, GOTSHAL & MANGES LLP
                        A LIMITED LIABILITY PARTNERSHIP
                      INCLUDING PROFESSIONAL CORPORATIONS
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007


Board of Directors
Columbia Laboratories, Inc.
2875 Northeast 191 Street, Suite 400
Aventura, Florida  33180

Ladies and Gentlemen:

         We have acted as counsel to Columbia Laboratories, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the sale, from time to time, by certain stockholders of the Company identified in the prospectus (the "Prospectus") which forms a part of the Registration Statement, in the manner described in the Prospectus, of up to an aggregate of 3,678,703 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). The shares of Common Stock are issuable upon (i) exercise of certain outstanding warrants issued by the Company (the "Warrants"),
(ii) conversion of the Company's outstanding 7 1/8% Convertible Subordinated Note (the "Convertible Note") and (iii) conversion of the Company's outstanding Series C Convertible Preferred Stock ("Series C Convertible Stock").

         In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Prospectus, the Warrants, the Convertible Note Purchase Agreement, dated as of March 16, 1998, the Convertible Note, the Certificate of Designations for the Series C Convertible Stock, the Securities Purchase Agreements, dated as of January 7, 1999, January 19, 1999 and February 1, 1999, pursuant to which the Series C Convertible Stock was sold (the "Securities Purchase Agreements"), and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Convertible Note Purchase Agreement and the Securities Purchase Agreement.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the shares of Common Stock to be sold by the Selling Stockholders in the manner described in the Prospectus under the captions "Selling Stockholders" and "Plan of Distribution" have been duly authorized by all requisite corporate action and, when issued and paid for in accordance with the terms of the instrument or agreement governing their issuance or sale, will be validly issued, fully paid and non-assessable.

         The opinions expressed herein are limited to the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

         We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.


                                                /s/ WEIL, GOTSHAL & MANGES LLP